Exhibit 99.1

AT THE COMPANY	AT FTI CONSULTING
Marc S. Goldfarb Senior Vice President & General Counsel	Jennifer Milan / Daniel Haykin General Information
201-405-2454	212-850-5600

FOR IMMEDIATE RELEASE

KID BRANDS ANNOUNCES APPOINTMENT OF

RAPHAEL BENAROYA AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

East Rutherford, N.J. — March 15, 2013 – Kid Brands, Inc. today announced the appointment of Raphael Benaroya as President and Chief Executive Officer, effective immediately. The Company intends to appoint a non-executive Chairman of the Board, although Mr. Benaroya will continue to serve as Chairman until his successor is appointed, and is expected to continue to serve as a Board member thereafter.

Mr. Benaroya has served as Executive Chairman of the Board since September 12, 2011, during which time he has held all responsibilities of the Chief Executive Officer. He has served as Kid Brands’ Chairman of the Board since January 31, 2008 and has been a member of the Board since 1993.

Mr. Benaroya commented, “At the time I transitioned into the role of Executive Chairman, becoming actively involved in the business, Kids Brands’ was challenged by operational and financial issues, as well as shifting market dynamics. Our team has engaged diligently to enhance the Company’s financial disciplines, trim expenses, and improve working capital management by reducing the quantity and improving the quality of inventory. Further, we recently completed a refinancing intended to strengthen the Company’s financial position. We have rationalized our collection of brands and product lines, shifting our focus toward our own and meaningful licensed brands, and eliminated non-core, unprofitable product lines. At the same time, we have bolstered our management team – appointing a Chief Operating Officer, who has already made strong contributions to further build our operational and executional capabilities, and adding to our business unit leadership in the areas of merchandising, finance and operations. Benefits of the corrective actions we have been taking are starting to take hold, and we believe will become even more apparent in the coming year.”

Mr. Benaroya continued, “We are now focused even more intently on product development and strengthening our sales organization. We have begun developing innovative new products and are working to increase our penetration across distribution channels that we believe present the greatest opportunity, spanning web, mass merchants and specialty. We will also continue to examine and improve our global sourcing, with several initiatives underway in the area of logistics. Overall, our team remains confident in the long-term prospects for Kid Brands, despite challenges in the marketplace. I am looking forward to meeting the challenge of leading our efforts in a more permanent role, as the Company continues to build a solid platform for future growth.”

Mario Ciampi, a Board member representing the Company’s largest shareholder, stated, “Kid Brands has experienced a great deal of positive change in the recent period under Raphael’s leadership, with an emphasis on delivering results through an intensified focus on all areas of the business. We are very pleased that he has taken on this new leadership role.”

The terms of the employment agreement between the Company and Mr. Benaroya will be described in a Current Report on Form 8-K to be filed by the Company today (the “8-K”).

Inducement Equity Awards

In connection with the appointment of Mr. Benaroya as President and Chief Executive Officer, he and the Company executed an employment agreement dated March 14, 2013. Pursuant to such employment agreement, Mr. Benaroya will be issued 200,000 Incentive Stock Options under the Company’s Equity Incentive Plan (the “EIP”), and 600,000 stock appreciation rights under the EIP (currently exercisable solely for cash), which stock appreciation rights will be converted into Non-qualified Stock Options under the EIP upon approval of the Company’s shareholders (as described in detail in the 8-K). In addition, as a material inducement to Mr. Benaroya’s employment, among other things, the Compensation Committee of the Board has approved the grant to Mr. Benaroya, at the close of trading today, of 200,000 non-qualified stock options (the “Inducement Options”) outside of the EIP. The Inducement Options will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, will be immediately exercisable on the date of grant and will generally be exercisable for a period of ten years.

If the employment of Mr. Benaroya is terminated by the Company for Cause (as defined in the employment agreement), any unexercised Inducement Options shall generally remain exercisable for a period of 30 open trading window days following such termination (subject to extension to the extent the Company’s insider trading policy or applicable law prohibits their exercise or the sale of the underlying shares at the end of such period). If the employment of Mr. Benaroya is terminated by Mr. Benaroya without Good Reason (as defined in the employment agreement), any unexercised Inducement Options shall be exercisable for a period of six months following the termination, or, if later, until the 30th open trading window day following such termination (subject to extension as described above). Notwithstanding the foregoing, in no event shall any Inducement Options be exercisable after the expiration of their term.

If the Company terminates the employment of Mr. Benaroya without Cause or he terminates his employment for Good Reason, or if the termination of the employment of Mr. Benaroya occurs as a result of the expiration of his employment agreement at the end of its term, any unexercised Inducement Options will remain exercisable in accordance with their terms.

If the employment of Mr. Benaroya is terminated as a result of his death or Disability (as defined in the employment agreement), any unexercised Inducement Options will remain exercisable for the shorter of one year following the date of termination and the remainder of their terms.

If Mr. Benaroya’s employment is terminated by the Company without Cause or by Mr. Benaroya for Good Reason at any time on or after, or within six months before the occurrence of a Change of Control (as defined in the employment agreement), and if any unexercised Inducement Options are not assumed or converted into comparable awards with respect to the stock of the acquiring or successor company (or parent thereof), then immediately prior to such Change of Control, any unexercised Inducement Options will be converted into the right to receive cash or, at the election of Mr. Benaroya, consideration in a form that is pari passu with the form of the consideration payable to the Company’s shareholders in exchange for their shares, in an amount or having a value equal to the product of: (i) the per share fair market value of the Company’s common stock (based upon the consideration payable to the Company’s shareholders), less, if applicable, the per share exercise price of such Inducement Options, multiplied by (ii) the number of shares of the Company’s common stock covered by the unexercised Inducement Options. Any Inducement Options not assumed or converted (as described above) may be canceled at the time of the Change of Control for no consideration if the relevant per share exercise price is greater than the per share fair market value of the Company’s common stock (determined with regard to all per share consideration, including the value of any contingent and/or deferred consideration payable in the Change of Control transaction).

Kid Brands, Inc.

Kid Brands, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and e-commerce retailers worldwide.

The Company’s current operating subsidiaries consist of: Kids Line, LLC; LaJobi, Inc; Sassy, Inc.; and CoCaLo, Inc. Through these wholly-owned subsidiaries, the Company designs, manufactures (through third parties) and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and décor, nursery appliances, and diaper bags (Kids Line® and CoCaLo®); nursery furniture and related products (LaJobi®); and developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years (Sassy®). In addition to the Company’s branded products, the Company also markets certain categories of products under various licenses, including Carter’s®, Disney®, Graco® and Serta®. Additional information about the Company is available at www.kidbrands.com.

Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases including, but not limited to, “anticipate”, “believe”, “expect”, “project”, “intend”, “may”, “planned”, “potential”, “should”, “will” or “would”. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, capital needs, order backlog, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to those set forth under Item 1A, “Risk Factors”, of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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